Exhibit 24.02
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Dean Goodermote and S. Craig Huke, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement filed on Form S-1 by Double-Take Software, Inc. (Registration No. 333-136499) or any Registration Statement relating to such Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of September, 2006

Name	Title

/s/ Paul Birch Paul Birch	Director

/s/ John Landry John Landry	Director